   As filed with the Securities and Exchange Commission on September 2, 1998

                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  KEANE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                   04-243-7166
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


          TEN CITY SQUARE, BOSTON, MASSACHUSETTS           02129
         (Address of Principal Executive Offices)        (Zip Code)


                      ICOM SYSTEMS EMPLOYEE BENEFIT TRUST
                           (Full Title of the Plan)

                                 JOHN F. KEANE
                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129
                    (Name and Address of Agent for Service)

                                (617) 241-9200
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed      Proposed
      Title of                         Maximum       Maximum
     Securities          Amount       Offering      Aggregate       Amount of
       to be              to be         Price        Offering     Registration
     Registered        Registered     Per Share        Price           Fee
     ----------        ----------    ------------  -------------  -------------
--------------------------------------------------------------------------------

Common Stock, $.10    43,613 shares     $42.50(1)  $1,853,552(1)        $546.80
 par value
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the American Stock Exchange on September 1, 1998 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.
================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Icom Systems Employee Benefit Trust pursuant to the Icom Systems Limited Employee Share Option Scheme (1996) in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.10 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

          Not applicable.


     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

          The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

     Section 67 of the Massachusetts Business Corporation Law permits a Massachusetts corporation to indemnify its directors, officers, employees and other agents to whatever extent specified in or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as otherwise provided in the articles of organization or the by-laws, any of these persons who are not directors may be indemnified to the extent authorized by the directors. Indemnification may include payment of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, and may be provided although the person is no longer affiliated with the corporation. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     Section 13(b) of the Massachusetts Business Corporation Law, as amended, permits a Massachusetts corporation to provide in its articles of organization that a director of the corporation shall not personally be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Articles 6A of the Registrant's Articles of Organization, as amended, provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Massachusetts Business Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article 6B of the Registrant's Articles of Organization, as amended, provides generally that the Registrant will indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Massachusetts Business Corporation Law.

     The Company maintains officers' and directors' insurance in the amount of $25,000,000.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

          Not applicable.


     Item 8.  Exhibits
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings
              ------------

          1.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 2nd day of September, 1998.


                              KEANE, INC.



                              By: /s/ John F. Keane
                                  ------------------------------------
                                  John F. Keane
                                  President and Chief
                                  Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Keane, Inc. hereby severally constitute John F. Keane, Wallace A. Cataldo, Francis M. Cleary, Norman B. Asher and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Keane, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                  Date
---------                                  -----                  ----

/s/ John F. Keane                President, Chief           September 2, 1998
-------------------------------  Executive Officer and
 John F. Keane                   Chairman of the Board
                                 of Directors (Principal
                                 Executive Officer)

/s/ Wallace A. Cataldo           Vice President of          September 2, 1998
-------------------------------  Finance and
  Wallace A. Cataldo             Administration
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Philip J. Harkins            Director                     August 28, 1998
-------------------------------
  Philip J. Harkins

                                 Director                              , 1998
-------------------------------
Winston R. Hindle, Jr.


 /s/ Brian T. Keane              Director                   September 2, 1998
-------------------------------
  Brian T. Keane

 /s/ John F. Keane, Jr.          Director                   September 2, 1998
-------------------------------
John F. Keane, Jr.

                                 Director                              , 1998
-------------------------------
John F. Rockart

                                 Director                               ,1998
-------------------------------
Robert A. Shafto


                                 EXHIBIT INDEX

 Exhibit
  Number                 Description
 --------                -----------

 4.1 Specimen Certificate of Common Stock, $.10 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No.
          33-33557)

 4.2 Articles of Organization of the Registrant, as amended, are incorporated herein by reference to Exhibit 4.1 to the Registrant's
          Registration Statement on Form S-3 (File No. 33-85206)

 4.3      Articles of Amendment to Articles of Organization of the Registrant,
          filed on May 29, 1998, are incorporated herein by reference to Exhibit
          99.1 to the Registrant's Current Report on Form 8-K, filed on June 3,
          1998

 4.4 By-Laws of the Registrant, as amended, are incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form
          10-Q for the fiscal quarter ended June 30, 1994

 5        Opinion of Hale and Dorr LLP

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2      Consent of PricewaterhouseCoopers LLP, independent accountants

24 Power of Attorney (included in the signature pages of this Registration Statement)
